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                                   EXHIBIT 99



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DATE:             January 30, 2002

CONTACTS:         Richard F. Komosinski, President & CEO
                  Joseph D. Roberto, Senior Vice President & Treasurer, CFO

PHONE:            914-965-2500

FOR IMMEDIATE RELEASE

                     YONKERS FINANCIAL CORPORATION DECLARES
                   QUARTERLY CASH DIVIDEND OF $0.10 PER SHARE


Yonkers, New York, January 30, 2002 - Yonkers Financial Corporation, the holding company (the "Company"), for The Yonkers Savings and Loan Association, FA, announced today that Board of Directors at its January 22, 2001 meeting declared a cash dividend of $0.10 per share, payable February 22, 2002 to holders of record as of February 11, 2002. The dividend represents the Company's twenty-third consecutive quarterly cash dividend since converting to stock form.

The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".